UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2022 (January 17, 2022)

YELLOWSTONE ACQUISITION COMPANY
(Exact name of registrant as specified in its Charter)

Delaware	001-39648	85-2732947
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dodge Street, Suite 3300 Omaha, Nebraska 68102 (Address and telephone number of principal executive offices, including zip code)
(402) 225-6511 (Registrant's telephone number, including area code)
Not Applicable (Former name or address, if changed since last report)

Securities registered under Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	YSACU	The New York Stock Exchange
Class A common stock, $0.0001 par value included as part of the units	YSAC	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	YSACW	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 1, 2021, Yellowstone Acquisition Company (the “Company” or "Yellowstone") announced that it had entered into an Equity Purchase Agreement with Sky Harbour LLC (“Sky”), a developer of private aviation infrastructure focused on building, leasing and managing business aviation hangars by which Sky would exchange its securities for securities of the Company (the "Business Combination"). On January 7, 2022, the Company filed a definitive proxy statement (the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the proposed Business Combination and has mailed the Definitive Proxy Statement and other relevant documents to its stockholders in connection with a meeting of stockholders to be held on January 25, 2022 at 9:00 a.m. Eastern Time.

On January 17, 2022, the Company and ACM ARRT VII E LLC, a Delaware limited liability company (“Seller”), entered into an agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, (a) Seller intends, but is not obligated, to purchase shares (the “Subject Shares”) of Class A common stock, par value $0.0001 per share, of the Company (the “Shares”) after the date of the Forward Purchase Agreement from holders of Shares (other than the Company, Boston Omaha Corporation or their affiliates) who have redeemed Shares or indicated an interest in redeeming Shares pursuant to the redemption rights set forth in the Company’s Certificate of Incorporation (as defined below) in connection with the Business Combination (such holders, “Redeeming Holders”) and (b) Seller has agreed to waive all redemption rights with respect to any Subject Shares in connection with the Business Combination so long as the Forward Purchase Agreement and the Equity Purchase Agreement are not terminated prior to the closing of the Business Combination and the closing of the Business Combination occurs prior to the Outside Closing Date (as defined in the Equity Purchase Agreement). The number of Subject Shares shall be no more than the lesser of (i) 7,000,000 and (ii) the maximum number of Shares such that Seller does not beneficially own greater than 9.9% of the Shares on a post-combination pro forma basis. If the Seller acquires less than 2,500,000 Subject Shares, it has agreed to acquire additional Shares (“Additional Shares”) from the Company in a private placement which will be subject to the Forward Purchase Agreement such that the sum of the number of Additional Shares and the number of Subject Shares will be equal to 2,500,000.

The Forward Purchase Agreement provides that (a) one local business day following the closing of the Business Combination, the Company will pay to Seller, out of the funds held in the Company’s trust account, an amount (the “Prepayment Amount”) equal to the Redemption Price (as defined in Section 9.2 of the Amended and Restated Certificate of Incorporation of the Company including any changes reflected in the Certificate of Correction (the “ Certificate of Incorporation”) per Share (the “Initial Price”) multiplied by the aggregate number of Subject Shares and Additional Shares, if any, (together, the “Number of Shares”) on the date of such prepayment, (b) on the first local business day of each calendar quarter after the closing of the Business Combination, the Company will pay to Midtown Madison Management LLC a structuring fee in the amount of $2,500 per quarter and (c) on the date occurring one settlement cycle following the valuation date (which shall occur on the earlier of (i) 18 months after the closing of the Business Combination and (ii) the date specified by Seller in a written notice (not earlier than the day such notice is effective) that, during any 30 consecutive scheduled trading day-period following the closing of the Business Combination, the volume weighted average trading price per Share for 20 scheduled trading days during such period shall have been equal to or less than $5.00 per Share), the Seller shall deliver to the Company the Number of Shares less any Terminated Shares, as described below.

From time to time and on any scheduled trading day after the closing of the Business Combination, Seller may sell Subject Shares or Additional Shares (or any other shares of common stock or other securities of the Company) at its absolute discretion in one or more transactions, publicly or privately, and, in connection with such sales, terminate the Forward Purchase Transaction in whole or in part in an amount corresponding to the number of Subject Shares or Additional Shares sold (the “Terminated Shares”). At the end of each calendar month during which any such early termination occurs, Seller will pay to the Company an amount equal to the product of (x) the number of shares terminated during such calendar month and (y) the Reset Price, where “Reset Price” refers to, initially, the Initial Price, provided that upon the closing of any follow-on offering of Shares registered under the Securities Act of 1933, as amended, at a price per Share that is lower than the then current Reset Price, the Reset Price will be reduced to equal such price per Share.

Seller’s obligations to the Company under the Forward Purchase Agreement are secured by perfected liens on (i) the cash proceeds of any sale, transfer or other disposition of the Subject Shares, (ii) the deposit account (the “Deposit Account”) into which such cash proceeds (subject to certain carve-outs) are required to be deposited and (iii) proceeds and products of the foregoing. The Deposit Account will be subject to a customary deposit account control agreement in favor of the Company.

Disclosure On Redemptions Relating to the Agreement.

Seller has agreed to waive all redemption rights under the Company’s Certificate of Incorporation that would require redemption by the Company of the Subject Shares. Such waiver may reduce the number of shares of common stock redeemed in connection with the Business Combination, which reduction could alter the perception of the potential strength of the Business Combination.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Company's securities that may be issued in connection with the Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On January 18, 2022, the Company issued a press release entitled "Sky Harbour Group LLC and Yellowstone Acquisition Company Announce Up to $70 Million Forward-Purchase Agreement in Connection with Proposed Business Combination."  The information under this Item 7.01 and the press release attached to this Current Report on Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Yellowstone that the information in this press release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Yellowstone.

Item 8.01.	Other Events.

The following disclosures supplement the disclosures contained in the Definitive Proxy Statement, which was filed by Yellowstone Acquisition Company with the  SEC and mailed on or about January 7, 2022 to Yellowstone stockholders of record as of the close business on December 22, 2021 in connection with the previously announced proposed business combination between Yellowstone and Sky.

The following disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety.  To the extent that information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement.  All page references are to pages in the Definitive Proxy Statement, and any defined terms used but not defined herein shall have the meanings set forth in the Definitive Proxy Statement.

Supplements to the  Definitive Proxy Statement

The Definitive Proxy Statement is amended and supplemented on page 65 by adding the following at the end of the risk factor entitled "We may not be able to complete the BOC PIPE or any Subsequent PIPE in connection with the Business Combination" with the following:

On  January 28, 2022, YAC entered into the Forward Purchase Transaction. To the extent the counterparty to the Forward Purchase Transaction purchases shares of YAC's Class A common stock pursuant to the Forward Purchase Transaction, one business day following the closing of the Business Combination, YAC will pay to the counterparty, out of funds held in YAC's trust account, the Prepayment Amount. We will not have access to the Prepayment Amount immediately following the Closing, and depending on the manner in which the Forward Purchase Transaction is settled may never have access to the Prepayment Amount, which may adversely affect our liquidity and our capital needs following the Business Combination.

The Definitive Proxy Statement is amended and supplemented on page 115 by adding the following:

Forward Purchase Agreement

On January 17, 2022, Yellowstone and ACM ARRT VII E LLC (“Seller”), entered into an agreement (the “FPA”) for an Equity Prepaid Forward Transaction (the “FP Transaction”). Pursuant to the terms of the FPA, (a) Seller intends, but is not obligated, to purchase shares (the “Subject Shares”) of Class A common stock of Sky (the “Shares”) after the date of the FPA from holders of Shares (other than the Company, Boston Omaha Corporation or their affiliates) who have redeemed Shares or indicated an interest in redeeming Shares pursuant to the redemption rights set forth in the Company’s charter in connection with the Business Combination and (b) Seller has agreed to waive all redemption rights with respect to any Subject Shares in connection with the Business Combination so long as the FPA and the Equity Purchase Agreement are not terminated prior to the closing of the Business Combination and the closing of the Business Combination occurs prior to the Outside Closing Date (as defined in the Equity Purchase Agreement). The number of Subject Shares shall be no more than the lesser of (i) 7,000,000 and (ii) the maximum number of Shares such that Seller does not beneficially own greater than 9.9% of the Shares on a post-combination pro forma basis. If the Seller acquires less than 2,500,000 Subject Shares, it has agreed to acquire additional Shares (“Additional Shares”) from the Company in a private placement which will be subject to the FPA such that the sum of the number of Additional Shares and the number of Subject Shares will be equal to 2,500,000.

The FPA provides that (a) one local business day following the closing of the Business Combination, the Company will pay to Seller, out of the funds held in the Company’s trust account, an amount (the “Prepayment Amount”) equal to the Redemption Price (as defined in Yellowstone’s Amended and Restated Certificate of Incorporation of the Company (the “ Certificate of Incorporation”) per Share (the “Initial Price”) multiplied by the aggregate number of Subject Shares and Additional Shares, if any, (together, the “Number of Shares”) on the date of such prepayment, (b) on the first local business day of each calendar quarter after the closing of the Business Combination, the Company will pay to Midtown Madison Management LLC a structuring fee in the amount of $2,500 per quarter and (c) on the date occurring one settlement cycle following the valuation date (which shall occur on the earlier of (i) 18 months after the closing of the Business Combination and (ii) the date specified by Seller in a written notice (not earlier than the day such notice is effective) that, during any 30 consecutive scheduled trading day-period following the closing of the Business Combination, the volume weighted average trading price per Share for 20 scheduled trading days during such period shall have been equal to or less than $5.00 per Share), the Seller shall deliver to the Company the Number of Shares less any Terminated Shares, as described below.

From time to time and on any scheduled trading day after the closing of the Business Combination, Seller may sell Subject Shares or Additional Shares (or any other shares of common stock or other securities of the Company) at its absolute discretion in one or more transactions, publicly or privately, and, in connection with such sales, terminate the FP Transaction in whole or in part in an amount corresponding to the number of Subject Shares or Additional Shares sold (the “Terminated Shares”). At the end of each calendar month during which any such early termination occurs, Seller will pay to the Company an amount equal to the product of (x) the number of shares terminated during such calendar month and (y) the Reset Price, where “Reset Price” refers to, initially, the Initial Price, provided that upon the closing of any follow-on offering of Shares registered under the Securities Act of 1933, as amended, at a price per Share that is lower than the then current Reset Price, the Reset Price will be reduced to equal such price per Share.  Seller’s obligations to the Company under the FPA are secured by perfected liens on (i) the cash proceeds of any sale, transfer or other disposition of the Subject Shares, (ii) the deposit account (the “Deposit Account”) into which such cash proceeds (subject to certain carve-outs) are required to be deposited and (iii) proceeds and products of the foregoing. The Deposit Account will be subject to a customary deposit account control agreement in favor of the Company.

Seller has agreed to waive all redemption rights under the Company’s Certificate of Incorporation that would require redemption by the Company of the Subject Shares. Such waiver may reduce the number of shares of common stock redeemed in connection with the Business Combination, which reduction could alter the perception of the potential strength of the Business Combination.

The Definitive Proxy Statement is amended by adding the following at page 180:

Forward Purchase Agreement

However, to the extent the counterparty to the Forward Purchase Transaction purchases shares of YAC's Class A common stock pursuant to the Forward Purchase Transaction, one business day following the closing of the Business Combination, YAC will pay to the counterparty, out of funds held in YAC's trust account, the Prepayment Amount. We will not have access to the Prepayment Amount immediately following the Closing, and depending on the manner in which the Forward Purchase Transaction is settled may never have access to the Prepayment Amount, which may adversely affect our liquidity and our capital needs following the Business Combination.

A new final paragraph on page 130 under the heading “Background of the Business Combination” is inserted as follows:

In November, 2021, representatives of Yellowstone and Sky had preliminary discussions with representatives of Atalaya Capital Management LP regarding a potential Forward Purchase Transaction. Representatives of Atalaya sent a term sheet to Yellowstone and Sky management detailing the terms of a potential Forward Purchase Transaction. On December 16, 2021, management of Yellowstone discussed a potential Forward Purchase Transaction with the Yellowstone board and the Yellowstone board authorized management of Yellowstone to negotiate and execute definitive agreements with respect to the Forward Purchase Transaction. On January 7, 2022, Sky management held discussions with Atalaya regarding the terms of the potential Forward Purchase Transaction and on January 10, 2022, representatives of Atalaya sent Yellowstone and Sky an updated term sheet.  On January 11, 2022, Pillsbury Winthrop, counsel to Atalaya sent a draft Forward Purchase Agreement to Morrison & Foerster, counsel to Sky and subsequently to Yellowstone and its counsel. On January 17, 2022, Yellowstone and Atalaya executed the Forward Purchase Agreement.

The Definitive Proxy Statement is hereby amended and supplemented on page 129 by replacing the furth full paragraph with the following:

The Board considered whether it would be advisable to obtain a fairness opinion with respect to the proposed Business Combination. The Board had discussions with several potential financial advisors regarding obtaining a fairness opinion. Ultimately, after preliminary discussions with several advisory firms, and primarily due to potential conflicts at such firms or differences on valuation methodologies (e.g., appropriateness of real estate valuation methodology treating Sky as a real estate business or a discounted cash flow analysis treating Sky as an FBO), the Board, after consultation with its Delaware counsel, elected to proceed without obtaining a fairness opinion, and did not retain a financial advisor in connection with this Business Combination. The Board’s decision was based on a number of factors, including (i) the officers’ and directors’ substantial experience in evaluating the operating and financial merits of companies from a wide range of industries, including general aviation (e.g. management of investments in the aviation industry and executive management oversight over several decades of an S&P 500 global business with the world’s largest cargo aviation operations) and commercial real estate, (ii) the extensive materials and analysis presented in both the proposed Sky Bond Financing prospectus and the CBRE feasibility study, (iii) other industry information regarding customer demand and anticipated growth in the aviation industry, (iv) available valuation metrics from other recently announced acquisitions in the industry, (v) the proposed investment and Back-Stop financing to be provided by Boston Omaha on terms providing for a purchase price of $10.00 per share of Class A Common Stock, (vi) the requirement that Sky successfully complete the Sky Bond Financing as a condition to consummating the Business Combination, and (vii) the due diligence conducted by Yellowstone on Sky’s operations and prospects and projected operating results. In addition to these factors supporting the pre-combination valuation of Sky, the Board believed that traditional valuation methodologies for FBOs were inappropriate in valuing Sky, considering the early stage of Sky’s operations, the funding available to grow Sky’s business through the non-dilutive Sky Bond Financing, and Sky’s business and revenue model as contrasted to the business and revenue models of FBOs.

Forward-Looking Statements

The information contained in Items 7.01 and  8.01 of this Report on Form 8-K include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact contained in this communication including, without limitation, statements regarding Yellowstone’s or Sky’s financial position, business strategy and the plans and objectives of management for future operations; anticipated financial impacts of the Business Combination; the satisfaction of the closing conditions to the Business Combination; and the timing of the completion of the Business Combination, are forward-looking statements. Also, forward-looking statements relate to future events or future performance of Sky and include statements about Sky’s expectations or forecasts for future periods and events which are based on Sky management’s assumptions and beliefs in light of the information currently available to it. Words such as “may,” “will,” “should,” “expect,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “predict,” “potential,” “seek” and variations and similar words and expressions and the negative of such terms or other comparable  terminology are intended to identify such forward-looking statements. Yellowstone disclaims any obligation to update those statements, except as applicable law may require it to do so, and cautions you not to rely unduly on them. While Yellowstone’s management considers those expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Yellowstone and Sky’s control. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Yellowstone’s and Sky’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Equity Purchase Agreement or could otherwise cause the Business Combination to fail to close; (ii) the outcome of any legal proceedings that may be instituted against Yellowstone and Sky following the execution of the Equity Purchase Agreement and the Business Combination; (iii) any inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of Yellowstone or other conditions to closing in the Equity Purchase Agreement; (iv) the inability to maintain the listing of the shares of common stock of the post-acquisition company on The New York Stock Exchange following the Business Combination; (v) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (vi) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (vii) costs related to the Business Combination; (viii) changes in applicable laws or regulations; (ix) the possibility that Sky or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (x) other risks and uncertainties indicated in the Definitive Proxy Statement, including those under the section entitled “Risk Factors”, and in Yellowstone’s other filings with the SEC.

Yellowstone cautions that the foregoing list of factors is not exclusive. Yellowstone cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of Yellowstone’s Annual Report on Form 10-K and the Definitive Proxy Statement as filed with the SEC. Yellowstone’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, Yellowstone disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

ITEM 9.01        Financial Statements and Exhibits.

(d)                    Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Forward Purchase Agreement dated January 17, 2022
99.1	Press Release dated January 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOWSTONE ACQUISITION COMPANY (Registrant) By: /s/ Joshua P. Weisenburger Joshua P. Weisenburger, Chief Financial Officer

Date:  January 18, 2022